UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2014
(Date of earliest event reported)

Hot App International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	47-4742558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

80 Mountain Laurel Rd
Fairfield CT 06824
 (Address of Principal Executive Offices)

(203) 489.2704
 (Registrant's telephone number, including area code)

Fragmented Industry Exchange Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year .

On December 3, 2014, the Company filed a Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State (“Certificate of Amendment”) which;

● Changed the name of the Corporation from Fragmented Industry Exchange, Inc. to HotApp International, Inc., and
● Increase our authorized shares of common stock, $0.0001 par value, from 75,000,000 to 500,000,000.

A copy of the Certificate of Amendment is filed as Exhibit 3.1(i) hereto.

Effective as of December 1, 2014, Section 1, ARTICLE IV - DIRECTORS of the By-Laws of  the Company dated March 7, 2012 is amended to read in its entirety as follows:

The business and affairs of this corporation shall be managed by the Board of Directors. The Board of Directors may consist of 1 to 8 members, unless and until this number is changed by amendment to this article. Each director shall be elected for a term of one year, and until his successor shall qualify or until his earlier resignation or removal.”

The above Certificate of Amendment and amendment to By-Laws of the Company was approved by the Company’s Board of Directors on October 23, 2014 and was approved by a majority of shareholders of the Company on October 30, 2014.

The Company previously filed a Schedule 14C Definitive Information Statement (“Information Statement”) with respect to the Certificate of Amendment on November 12, 2014, and mailed the Information Statement to its shareholders on that same date.

Item 9.01 Financial Statements and Exhibits.

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	File Date	Filed herewith

3.1(i)	Certificate of Amendment of Certificate of Incorporation.					X

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fragmented Industry Exchange, Inc.

By:	/s/ Mary Ellen Schloth
Name: Mary Ellen Schloth
Title: Chief Executive Officer
Date: December 9, 2014